Exhibit 8

Investments in subsidiary undertakings

Name and nature of business	Country of incorporation and registration	Type of share	Percentage shareholding
Hazelwood Power Partnership*
(Power generation)	Australia	Partners’ Capital	92%
Elektrárny Opatovice A.S.*
(Power generation)	Czech Republic	Ordinary Shares	99%
International Power Global Developments Limited
(Project development — overseas)	England and Wales	Ordinary Shares	100%
Pelican Point Power Limited*
(Power generation)	England and Wales†	Ordinary Shares	100%
Rugeley Power Limited
(Power generation)	England and Wales	Ordinary Shares	100%
Deeside Power Development Company Limited
(Power generation)	England and Wales	Ordinary Shares	100%
International Power Fuel Company Limited
(Fuel supplies)	England and Wales	Ordinary Shares	100%
National Power International Holdings BV*
(Investment holding company)	The Netherlands**	Ordinary Shares	100%
Synergen Power Pty Limited*
(Power generation)	Australia	Ordinary Shares	100%
Thai National Power Company Limited*
(Power generation)	Thailand	Ordinary Shares	100%
Midlothian Energy Limited Partnership*
(Power generation)	US	Partners’ Capital	100%
Milford Power Limited Partnership*
(Power generation)	US	Partners’ Capital	100%
ANP Funding I, LLC*
(Financing company)	US	Ordinary Shares	100%
International Power (Cayman) Limited
(Financing company)	Cayman Islands**	Ordinary Shares	100%
IPR Insurance Company Limited*
(Insurance captive)	Guernsey	Ordinary Shares	100%
International Power (Jersey) Limited
(Financing company)	Jersey**	Ordinary Shares	100%
International Power (Finance) Limited
(Financing company)	England and Wales	Ordinary Shares	100%
ANP Blackstone Energy Company, LLC*
(Power generation)	US	Ordinary Shares	100%
ANP Bellingham Energy Company, LLC*
(Power generation)	US	Ordinary Shares	100%
Hays Energy Limited Partnership*
(Power generation)	US	Partners’ Capital	100%
International Power Holdings Limited
(Investment holding company)	England and Wales	Ordinary Shares	100%
Advanced Turbine Products LLC*
(Manufacturer of turbine parts)	US	Partners’ Capital	82%
Al Kamil Power Company SAOC*
(Power generation)	Oman	Ordinary Shares	100%
Tihama Power Generation Company Limited
(Power generation)	Saudi Arabia	Ordinary Shares	60%
International Power Australia Holdings (1) Limited*
(Investment holding company)	England and Wales	Ordinary Shares	100%

All subsidiary undertakings operate in their country of incorporation, except as indicated below. All subsidiary undertakings have December year ends. The Group also has a number of overseas branch offices.

* Held by an intermediate subsidiary undertaking. † Operates in Australia. ** Operates in the UK